                                  SCHEDULE 14A
                                 (Rule 14a-101)


           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement

                                       [  ]  Confidential, for use of
[x]  Definitive Proxy Statement              the Commission only
[ ]  Definitive Additional Materials         (as permitted by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-ll(c) or Rule 14a-12

                        INTEGRATED SURGICAL SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

                        INTEGRATED SURGICAL SYSTEMS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1) Title of each class of securities to which transaction applies:___________________________
      (2) Aggregate number of securities to which transaction applies:_________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1____________________________
      (4) Proposed maximum aggregate value of transaction:______________
      (5) Total fee paid:__________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid:$______________
      (2) Form, Schedule or Registration Statement No.: _________________
      (3) Filing Party: _________________
      (4) Date Filed: __________________

                      INTEGRATED SURGICAL SYSTEMS, INC.
                                    ------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 14, 1997
                                    ------

To the Stockholders of Integrated Surgical Systems, Inc.:

   Notice is hereby given that the Annual Meeting of Stockholders of Integrated Surgical Systems, Inc., a Delaware corporation (the "Company"), will be held on May 14, 1997, at the Hyatt Regency, 1209 L Street, Sacramento, California 95814, at the hour of 9:00 A.M., for the following purposes:

   1. To elect six Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

   2. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 1997.

   3. To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

   Only stockholders of record at the close of business on April 8, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors


                                               Michael J. Tomczak
                                                    Secretary
Sacramento, California,
April 15, 1997

                                  IMPORTANT:

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                      INTEGRATED SURGICAL SYSTEMS, INC.
                            829 WEST STADIUM LANE
                         SACRAMENTO, CALIFORNIA 95834
                                (916) 646-3487
                                    ------
                               PROXY STATEMENT
                                    ------

   The Board of Directors of Integrated Surgical Systems, Inc. (the "Company") presents this Proxy Statement and the enclosed proxy card to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held on May 14, 1997. The record date of this proxy solicitation is April 8, 1997. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors and for ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the year ending December 31, 1997. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any matters that may be brought before the Annual Meeting other than those listed on the Notice of the Annual Meeting.

   In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. A proxy may be revoked at any time before being voted by sending a new proxy bearing a later date or a revocation notice to the Company at the above address, attn: Secretary, or by notifying the Secretary of the Company at the Annual Meeting. The Company is soliciting these proxies and will pay the entire expense of solicitation, which will be made by use of the mails. This Proxy Statement is being mailed on or about April 15, 1997.

   The total number of shares of common stock, $.01 par value ("Common Stock"), of the Company outstanding as of April 8, 1997, was 3,366,028 shares. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share of Common Stock has one vote. Only stockholders of record as of the close of business on April 8, 1997 will be entitled to vote at the Annual Meeting or any adjournments thereof.

   The affirmative vote by holders of a plurality of the votes cast for the election of directors at the Annual Meeting is required for the election of Directors. The affirmative vote by the majority of the votes present at the Annual Meeting and entitled to vote is required to approve the ratification of the appointment of Ernst & Young LLP. All proxies will be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

   A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's principal office, 829 West Stadium Lane, Sacramento, California 95834, during business hours, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder. Such list shall also be available at the Annual Meeting.

                  ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

PROPOSAL 1.

                            ELECTION OF DIRECTORS

   The Directors to be elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies not marked to the contrary will be voted "FOR" the election to the Board of Directors of the following six persons, all of whom, with the exception of Gerald D. Knudson and Patrick G. Hays, are incumbent Directors.

   The following table sets forth information concerning the nominees:

     Name                       Age    Position
     -----------------------   -----   --------
     Ramesh C. Trivedi           57    Chief Executive Officer, President and a Director
     James C. McGroddy(1)(2)     59    Chairman of the Board
     John N. Kapoor(1)(2)        52    Director
     Paul A.H. Pankow(1)(2)      67    Director
     Gerald D. Knudson           53    Director
     Patrick G. Hays             54    Director

(1) Member of Compensation Committee of the Board of Directors.

(2) Member of Audit Committee of the Board of Directors.

BIOGRAPHICAL INFORMATION ABOUT NOMINEES

   Ramesh C. Trivedi, Ph.D., has been Chief Executive Officer, President and a Director of the Company since November 1995, and served as a consultant to the Company from February 1995 until November 1995. Dr. Trivedi founded California Biomedical Consultants in 1987, an international consulting firm. From 1985 to 1986, Dr. Trivedi was the President and Chief Executive Officer of DigiRad Corporation, a medical imaging company. From 1978 to 1984, he was the director of business development of Syva Company and the General Manager of Synaco, Inc., divisions of Syntex Corporation, a pharmaceutical company. From 1972 to 1978, Dr. Trivedi was the head of the product management group at the Worthington division of Millipore Corporation, a membrane filtration company, and the head of the chemistry group of the Diagnostic Division of Pfizer, Inc. from 1971 to 1972. Dr. Trivedi received a Ph.D. in Chemical Engineering from Lehigh University in 1970 and an MBA from Pepperdine University in 1981.

   James C. McGroddy, Ph.D., has been Chairman of the Board of Directors of the Company since November 1995. Dr. McGroddy was employed by IBM from 1965 to December 31, 1996. From January 1, 1996 he served as Senior Vice President and Special Advisor to the Chairman of IBM. From May 1989 to December 31, 1995, Dr. McGroddy was Senior Vice President of Research of IBM with responsibility for approximately 2,500 technical professionals in IBM's seven research laboratories around the world. He was a member of IBM's Worldwide Management Council. Dr. McGroddy has been involved in the development of the Company since its inception in October 1990, initially as an advisor and since November 1995 as a Director. Dr. McGroddy received a Ph.D. in physics from the University of Maryland in 1965.

   John N. Kapoor, Ph.D., has been a Director of the Company since December 1995. Dr. Kapoor founded EJ Financial Enterprises, Inc., a healthcare consulting and investment company, in March 1990, of which he is currently President. Since October 1990, Dr. Kapoor has been Chairman of Option Care, Inc., a home health care provider franchisor. Dr. Kapoor has been the Chairman of Unimed Pharmaceuticals, Inc., a specialty pharmaceutical company since 1990. Since May 1996, Dr. Kapoor has been Chief Executive Officer of Akorn, Inc., a manufacturer and distributor of ophthalmic products, of which Dr. Kapoor also serves as Chairman. In addition, Dr. Kapoor serves as Chairman of NeoPharm, Inc., a cancer drug research and development company. Dr. Kapoor also served as Chairman of Lyphomed, Inc., a pharmaceutical company, from 1983 to 1990, and was a Director of Lunar Corp., a manufacturer and marketer of x-ray and ultrasound systems, from May 1990 to April 1996. Dr. Kapoor received a Ph.D. in medicinal chemistry from State University of New York in 1970.

     Paul A.H. Pankow has been a Director of the Company since May 1995. Since March 1995, Mr. Pankow has been President of PAP Consulting, a business and technical consulting firm. From September 1959 to February 1995, Mr. Pankow held various positions with 3M Corporation, most recently as a Vice President of the Medical Imaging Systems Division (1982-1986) and as Staff Vice President, Special Programs and Government Research and Development Programs (1987-1995). He served as Chairman of the Optoelectronic Industry Development Association (1994-1995) and is currently a member of several other industry boards. Mr. Pankow received a B.S. in mechanical engineering and business administration from the University of Minnesota in 1956.

   Gerald D. Knudson has been nominated as a Director. Since January 1997, Mr. Knudson has been Executive Vice President of Sterling Diagnostic Imaging, Inc., a manufacturer and distributor of medical diagnostic imaging products. From 1994 to 1996, Mr. Knudson was President, Medical Systems Division of Polaroid which manufactured medical diagnostic imaging printers and film. From 1988 to 1994, Mr. Knudson was Chief Executive Officer of Resonex, Inc., a manufacturer of MRI systems. Previously, Mr. Knudson held various executive and marketing positions in the life science industry since 1966. Mr. Knudson received a B.A. in Biology from Augustana College in 1965.

   Patrick G. Hays has been nominated as a Director. Since February 1995, Mr. Hays has been President and Chief Executive Officer of Blue Cross and Blue Shield Association, the national coordinating body for the United States' sixty-two community based and independent Blue Cross and Blue Shield Plans, collectively, the United States' largest insurer. From 1980 to 1995, Mr. Hays was President and Chief Executive Officer of Sutter Health, a vertically integrated provider of health services in northern California. Previously, Mr. Hays held various administrative and executive positions with healthcare providers since 1971. Mr. Hays received a Master's degree in Healthcare Administration from the University of Minnesota in 1971.

   On August 16, 1992 a lawsuit was filed against Dr. Kapoor in the United States District Court for the Northern District of Illinois by Fujisawa Pharmaceutical Co., Ltd. and Fujisawa USA, Inc. ("Fujisawa"). The complaint alleged that Dr. Kapoor, while President and Chief Executive Officer of Lyphomed, Inc., a company acquired by Fujisawa, violated provisions of the Federal securities laws and the Racketeer Influenced and Corrupt Organizations Act (RICO), and also asserted certain state law claims. On July 25, 1996, the complaint was dismissed in part, and Dr. Kapoor was granted summary judgment on the remaining claims. On August 22, 1996, Fujisawa filed a notice of appeal of the dismissal and summary judgment decision. Dr. Kapoor vigorously denies the allegations and filed a complaint against Fujisawa in Illinois state court on August 27, 1996 claiming breach of contract, defamation of character and other state law claims.

   All directors hold office until the annual meeting of stockholders of the Company following their election and until their successors are duly elected and qualified. Officers are appointed by the Board of Directors and serve at its discretion.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS,
               COMMITTEES OF THE BOARD, AND EXECUTIVE OFFICERS

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

   The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee.

   The Audit Committee is composed of Dr. McGroddy, Dr. Kapoor and Mr. Pankow. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. The Audit Committee held no meetings in 1996.

   The Company's Compensation Committee is composed of Dr. McGroddy, Dr. Kapoor and Mr. Pankow. The duties of this Committee are to recommend to the Board remuneration for officers of the Company, to determine the number and issuance of options pursuant to the Company's stock option plans and to recommend the establishment of and to monitor a compensation and incentive program for all executives of the Company. The Compensation Committee held four meeting in 1996.

   The Board of Directors held three meetings in 1996. All Directors attended at least 75% of the total number of Board meetings and of the meetings of committees on which they served.

   The Company has adopted a policy of compensating independent directors in the amount of $7,500 annually and $500 additional for each Board of Directors meeting attended and $250 for each telephonic Board of Directors meeting attended. Members who serve on either the Audit or Compensation Committees are to be paid $300 for each meeting attended and $150 for each telephonic meeting attended. Committee chairmen also are to be paid a fee of $500 per annum.

   The Company will also grant independent members of the Board of Directors ten year non-qualified stock options to purchase 3,500 shares of the Company's Common Stock at an exercise price equal to the greater of the fair market value on the date of issue or $5.00 per share.

   No member of the Compensation Committee was an officer or employee of the Company or of any of its subsidiaries during the prior year or was formerly an officer of the Company or of any of its subsidiaries. None of the Executive Officers of the Company has served on the Board of Directors or Compensation Committee during the last fiscal year of any other entity, any of whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Company.

   On July 26, 1996, Mr. Pankow was granted an option to purchase 2,704 shares of Common Stock at an exercise price of $2.07 per share. On January 24, 1997, Dr. McGroddy was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $5.00 per share.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

   The names and business backgrounds of executive officers and other significant employees of the Company who are not nominees for Director are as follows:

   Michael J. Tomczak, 41, has been Vice President and Chief Financial Officer of the Company since October 1991 and Secretary since September 1996. From September 1988 to October 1991, Mr. Tomczak served as a Senior Manager of Ernst & Young LLP, directing its Entrepreneurial Services Group in the Sacramento office. From September 1985 to September 1988, Mr. Tomczak served as Vice President of Finance for Valley Industries, a manufacturer of automotive products. Mr. Tomczak became a certified public accountant in Michigan in 1981 and in California in 1989. He received a B.A. from Western Michigan University in 1979.

   Peter Kazanzides, Ph.D., 35, a co-founder of the Company, has been an employee of the Company since November 1990 and Director of Robotics and Software of the Company since December 1995. He received Sc.B., Sc.M., and Ph.D. degrees in electrical engineering from Brown University in 1983, 1985, and 1988, respectively. His dissertation focused on force control and multiprocessor systems for robotics. He performed post-doctoral research in surgical robotics from March 1989 to March 1990 at the IBM T.J. Watson Research Center.

   Brent D. Mittelstadt, 37, a co-founder of the Company, has been an employee of the Company since November 1990 and Director of Biomedical Applications of the Company since December 1995. He began research in surgical robotics in 1986 as a visiting research scientist at the IBM T.J. Watson Research Center and is responsible for much of the early development of CT guided robotic systems for total hip replacement surgery. Mr. Mittelstadt received a B.S. in Biology from the University of Arizona in 1984.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                  VOTE "FOR" THE NOMINEES FOR DIRECTORS IN THE
                              FOREGOING PROPOSAL 1

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

   The following table sets forth the compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each other executive officer and certain other management personnel of the Company whose salary and bonus for the year ended December 31, 1996 exceeded $100,000
(collectively, the "Named Executives and Certain Other Management").

                          SUMMARY COMPENSATION TABLE

                             Annual Compensation
 -----------------------------------------------------------------------------     Long-Term
                                                                                 Compensation
                                                                    Other         Securities
                                                                   Annual         Underlying
      Name and Principal Position         Year      Salary      Compensation        Options
 -------------------------------------   ------   ----------    --------------   --------------
Ramesh C. Trivedi                         1996     $264,000        $50,000          316,907
Chief Executive Officer and President
Wendy Shelton-Paul(1)                     1996     $120,000        $30,000           30,415
Vice President of Medical Affairs
Michael J. Tomczak                        1996     $112,060        $30,000           30,415
Vice President and Chief Financial
  Officer
Peter Kazanzides                          1996     $ 80,080        $30,000           77,726
Director of Robotics and Software
Brent Mittelstadt                         1996     $ 76,670        $30,000           77,726
Director of Biomedical Applications

------
(1) Dr. Shelton-Paul resigned from her position as Vice President of Medical Affairs effective December 31, 1996 and is not standing for election as a Director at the Annual Meeting.

EMPLOYMENT AGREEMENTS

   On December 8, 1995, the Company entered into an employment agreement with Dr. Ramesh C. Trivedi, the Company's Chief Executive Officer and President. The agreement is terminable at will by either party. Pursuant to the employment agreement, Dr. Trivedi is to receive an annual salary of $264,000 ($22,000 per month), plus out-of-pocket expenses. Dr. Trivedi's employment agreement provides for the grant of options to purchase 316,907 shares of the Company's Common Stock, at an exercise price of $0.07 per share, which were granted in February 1996. Upon termination by the Company, other than for cause (as defined in the employment agreement), Dr. Trivedi is entitled to receive his monthly salary for a period of nine months following the date of termination and consulting fees (at his then prevailing consulting rate) for three months of consulting services to be rendered during the 12 months following such termination.

   None of the other Named Executives and Certain Other Management has an employment agreement with the Company.

STOCK OPTIONS

   The following table contains information concerning the grant of stock options under the Company's 1995 Stock Option Plan to Dr. Trivedi, Dr. Shelton-Paul, Mr. Tomczak, Dr. Kazanzides, and Mr. Mittelstadt during the fiscal year ended December 31, 1996.

                      OPTION GRANTS IN LAST FISCAL YEAR
                             (INDIVIDUAL GRANTS)

                                          Percent of
                          Number of         Total
                            Shares         Options
                          Underlying      Granted to       Exercise
                           Options       Employees in     Price Per     Expiration
Name                    Granted(1)(3)   Fiscal Year(3)     Share(2)        Date
---------------------   -------------   --------------    -----------   ------------
Ramesh C. Trivedi  ...     316,907           41.7%          $0.07         2/16/06
Wendy Shelton-Paul  ..      30,415            4.3%          $0.07         2/16/06
Michael J. Tomczak  ..      30,415            4.3%          $0.07         2/16/06
Peter Kazanzides  ....      77,726           11.0%          $0.07         2/16/06
Brent D. Mittelstadt        77,726           11.0%          $0.07         2/16/06

------
(1) Stock options are granted at the discretion of the Compensation Committee of the Company's Board of Directors. Stock options have a 10-year term and vest periodically over a period not to exceed five years.

(2) The Compensation Committee of the Company's Board of Directors may elect to reduce the exercise price of any option to the current fair market value of the Common Stock if the value of the Common Stock has declined from the date of grant.

(3) Does not include the options previously outstanding under the Company's 1991 Stock Option Plan which were repriced on February 16, 1996.

   The following table summarizes for each of the Named Executives and Certain Other Management the total number of unexercised options, if any, held at December 31, 1996, and the aggregate dollar value of in-the-money, unexercised options, held at December 31, 1996. The value of the unexercised, in-the-money options at December 31, 1996, is the difference between their exercise or base price and the value of the underlying Common Stock on December 31, 1996, at an assumed price of $5.00 per share.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY END OPTION VALUES

                          Shares Acquired            Number of Securities              Value of Unexercised
                           Upon Exercise                  Underlying                       In-The-Money
                            of Options               Unexercised Options                    Options at
                        During Fiscal 1996           at December 31. 1996                December 31, 1996
                      ----------------------   --------------------------------  --------------------------------
                                    Value
        Name            Number     Realized     Exercisable     Unexercisable      Exercisable     Unexercisable
 -------------------   --------   ----------    -------------   ---------------   -------------   ---------------
Ramesh C. Trivedi  .      --          --          163,559          153,348          $806,346         $756,006
Wendy Shelton-Paul        --          --           40,553           57,449          $199,926         $283,224
Michael J. Tomczak        --          --           64,620           33,850          $318,577         $166,881
Peter Kazanzides  ..      --          --           19,822           78,884          $ 97,722         $388,898
Brent D. Mittelsta        --          --           19,960           79,014          $ 98,403         $390,539


                        REPORT ON REPRICING OF OPTIONS

                                                         Market       Exercise                    Length of
                                        Number of       Price of      Price of                     Original
                                       Securities       Stock at      Stock at                   Option Term
                                       Underlying       Time of       Time of                     Remaining
                          Reprice/       Options       Repricing     Repricing        New         at Date of
                          Regrant      Repriced or         or            or         Exercise     Repricing or
         Name               Date         Amended       Amendment     Amendment       Price        Amendment
 ---------------------   ----------   -------------    -----------   -----------   ----------   --------------
Wendy Shelton-Paul  ..    2/16/96        67,587          $ .888        $4.88          $ .07        9.25 years
Michael J. Tomczak  ..    2/16/96        43,932          $ .888        $4.88          $ .07        9.25 years
Michael J. Tomczak  ..    2/16/96         6,759          $ .888        $7.84          $ .07        8.00 years
Michael J. Tomczak  ..    2/16/96        13,308          $ .888        $7.84          $ .07        6.50 years
Michael J. Tomczak  ..    2/16/96         4,056          $ .888        $7.84          $ .07        6.00 years
Peter Kazanzides  ....    2/16/96         3,380          $ .888        $4.88          $ .07        9.25 years
Peter Kazanzides  ....    2/16/96         1,014          $ .888        $7.84          $ .07        8.00 years
Peter Kazanzides  ....    2/16/96         4,420          $ .888        $7.84          $ .07        6.50 years
Peter Kazanzides  ....    2/16/96        12,166          $ .888        $3.33          $ .07        6.00 years
Brent D. Mittelstadt      2/16/96         3,380          $ .888        $4.88          $ .07        9.25 years
Brent D. Mittelstadt      2/16/96         1,352          $ .888        $7.84          $ .07        8.00 years
Brent D. Mittelstadt      2/16/96         4,350          $ .888        $7.84          $ .07        6.50 years
Brent D. Mittelstadt      2/16/96        12,166          $ .888        $3.33          $ .07        6.00 years

   The Compensation Committee of the Board of Directors approved the replacement of these options to Dr. Shelton-Paul, Mr. Tomczak, Dr. Kazanzides, and Mr. Mittelstadt and options to other employees of the Company, at an exercise price of $.07 per share, having concluded that the principal purpose of the Company's stock option program (i.e., to provide an equity incentive to employees to remain in the employment of the Company and to work diligently in its best interests) would not be achieved for those employees holding options exercisable above the market price of the Common Stock. In connection with the granting of these replacement options, participating option holders agreed not to exercise any option for a period of six months from the date of such regrant.

STOCK OPTION PLAN

   On December 13, 1995, the Board of Directors adopted, and stockholders approved, the 1995 Stock Option Plan (the "Plan"). The Plan is to be administered by the Board of Directors or a committee thereof. The Plan is currently administered by the Compensation Committee of the Board of Directors. The Plan, as initially adopted, authorized the Company to grant stock purchase rights and/or options to acquire an aggregate of 1,108,949 shares of Common Stock to directors, employees (including officers) and consultants of the Company ("Plan participants"). On September 16, 1996, the Board of Directors of the Company adopted, and stockholders approved, an amendment to the Plan, increasing the number of shares of Common Stock covered by the Plan to 1,249,070 shares.

   As of December 31, 1996, there were outstanding options to purchase an aggregate of 925,859 shares granted pursuant to the Plan and options to purchase an aggregate of 21,325 shares granted pursuant to the Company's 1991 Stock Option Plan, which was terminated in December 1995. At December 31, 1996, options to purchase an aggregate 292,366 shares of Common Stock were available for grant under the Plan. No stock purchase rights have been granted pursuant to the Plan.

   The Plan authorizes the issuance of incentive stock options ("ISOs"), as defined in Section 422A of the Internal Revenue Code of 1986, non-qualified stock options ("NQSOs", and together with ISOs, "Options") and stock purchase rights ("SPRs"). Consultants and directors who are not also employees of the Company are eligible for grants of only NQSOs and/or SPRs. The exercise price of each ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant, except that in the case of a grant to an employee who owns 10% or more of the outstanding stock of the Company or a subsidiary or parent of the Company (a "10% Stockholder"), the exercise price may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of the shares covered by ISOs granted under the Plan that become exercisable by a Plan participant for the first time in any calendar year is subject to a $100,000 limitation. The exercise price of each NQSO is determined by the Board, or committee thereof, in its discretion, provided that the exercise price of a NQSO is not less than 85% of the fair market value of the Common Stock on the date of grant. The Board, or Committee thereof, shall determine the term of the Options and SPRs; provided, however, that in no event may an Option have a term of more than ten (10) years (no more than five (5) years with respect to ISOs granted to a 10% Stockholder). Any Option which is granted shall be vested and exercisable at such time as determined by the Board, or committee thereof, but in no event at a rate less than 20% per year. A recipient of an SPR must exercise such right within the period, not to exceed thirty (30) days from the date of grant, determined by the Board, or committee thereof. The Board, or committee thereof, may reserve to the Company upon the grant of an SPR, an option to repurchase upon a Plan participant's termination of employment, any stock acquired upon his exercise of the SPR at the SPR exercise price. Any such repurchase option shall lapse at a rate of not less than 20% per year commencing on the date of the Plan participant's purchase. Options and SPRs granted under the Plan are not transferable, other than by will or by the laws of descent and distribution. No stock options or SPRs may be granted under the Plan after December 12, 2005.

   Subject to the provisions of the Plan, the Board, or a committee thereof, has the authority to determine the individuals to whom the stock options or SPRs are to be granted, the number of shares to be covered by each option or SPR, the exercise price, the type of option, the exercise period, the restrictions, if any, on the exercise of the option or SPR, the terms for the payment of the exercise price and other terms and conditions. Payments by holders of options or SPRs upon exercise of an option may be made (as determined by the Board or a committee thereof) in cash or such other form of payment as may be permitted under the Plan, including without limitation, by promissory note or by delivery of shares of Common Stock.

   In February 1996, the Compensation Committee of the Board of Directors authorized the grant of options to purchase an aggregate of 242,746 shares of Common Stock, at an exercise price of $0.07 per share, to certain officers, directors and employees of the Company pursuant to the Company's 1995 Stock Option Plan, including options to purchase 67,587 shares granted to Dr. Wendy Shelton-Paul, Vice President of Medical Affairs of the Company, and options to purchase 68,055 shares granted to Michael J. Tomczak, Vice President and Chief Financial Officer of the Company, options to purchase 20,980 shares granted to Peter Kazanzides, Director of Robotics and Software and options to purchase 21,248 shares granted to Brent D. Mittelstadt, Director of Biomedical Applications. These options were issued in replacement of options previously granted pursuant to the Company's 1991 Stock Option Plan, with exercise prices ranging from $3.33 to $7.84 per share, surrendered for cancellation.

SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock at March 14, 1997 by (i) each stockholder known by the Company to be a beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company and each Named Executive and Certain Other Management named in the Summary Compensation Table above and (iii) all directors, executive officers and certain other management personnel as a group.


                                                                       Amount and        Percentage of
                                                                       Nature of          Common Stock
                                                                       Beneficial         Beneficially
Name                                                                   Ownership          Owned(1)(2)
----                                                                 --------------   --------------------
International Business Machines Corp.  ...........................     2,274,066(4)          40.32%(5)
Old Orchard Road
Armonk, NY 10504
EJ Financial Investments V, L.P.  ................................     1,039,792             30.89%
225 East Deer Path Road
Suite 250
Lake Forest, IL 60045
Sutter Health and Sutter Health Venture  .........................       611,607(6)          18.17%
Partners, L.P.
One Capitol Mall
Sacramento, CA 95814
Ramesh C. Trivedi (3)  ...........................................       175,355(7)           4.95%(8)
John N. Kapoor  ..................................................     1,039,792(9)          30.89%
James J. McGroddy (3)  ...........................................        21,000(10)          0.62%
Paul A.H. Pankow (3)  ............................................         1,127(7)           0.03%(11)
Wendy Shelton-Paul (3)  ..........................................        89,290(12)          2.61%(13)
Mike Tomczak (3)  ................................................        71,407(7)           2.08%(14)
Peter Kazanides (3)  .............................................        41,784(15)          1.23%(16)
Brent Mittelstadt (3) ............................................        45,046(17)          1.32%(18)
All directors,executive officers and certain other management as
  a group (8 persons) ............................................     1,463,801(19)         39.10%(20)

------
(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on March 14, 1997, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Except as otherwise stated, calculated on the basis of 3,366,028 shares of Common Stock issued and outstanding.

(3) Address is c/o the Company, 829 West Stadium Lane, Sacramento, California 95834.

(4) Includes warrants to purchase 2,079,584 shares of Common Stock at an exercise price of $0.01 per share exercisable until December 31, 2005, warrants to purchase 67,587 shares of Common Stock at an exercise price of $0.07 per share exercisable until December 31, 2000, and warrants to purchase 126,895 shares of Common Stock at an exercise price of $0.01 per share exercisable until December 31, 2005, all of which warrants are presently exercisable.

(5) Calculated on the basis of 5,640,094 shares of Common Stock issued and outstanding.

(6) Includes 593,538 shares of Common Stock owned by Sutter Health and 18,069 shares of Common Stock beneficially owned by Sutter Health Venture Partners I, L.P., an affiliate of Sutter Health.

(7) Represents shares issuable upon the exercise of stock options exercisable within 60 days, at an exercise price of $0.07 per share.

(8) Calculated on the basis of 3,541,383 shares of Common Stock issued and outstanding.

(9) Represents shares of Common Stock owned by EJ Financial Investments V, L.P., a limited partnership of which Mr. Kapoor is the managing general partner. Mr. Kapoor disclaims beneficial ownership of such shares.

(10) Includes 20,000 shares of Common Stock owned by Dr. McGroddy and 1,000 shares of Common Stock beneficially owned by his daughter.

(11) Calculated on the basis of 3,367,155 shares of Common Stock issued and outstanding.

(12) Includes 50,410 shares issuable upon exercise of stock options exercisable within 60 days, at an exercise price of $0.07 per share.

(13) Calculated based upon 3,416,438 shares of Common Stock issued and outstanding.

(14) Calculated based upon 3,437,435 shares of Common Stock issued and outstanding.

(15) Includes 39,452 shares issuable upon exercise of stock options exercisable within 60 days at no exercise price of $0.07 per share.

(16) Calculated based upon 3,405,480 shares of Common Stock issued and outstanding.

(17) Includes 39,605 shares issuable upon exercise of stock options exercisable within 60 days at an exercise price of $0.07 per share.

(18) Calculated based upon 3,405,633 shares of Common Stock issued and outstanding.

(19) Includes 377,356 shares of Common Stock issuable upon exercise of options exercisable within 60 days, at exercise prices ranging from $0.07 to $2.07 per share.

(20) Calculated based upon 3,743,384 shares of Common Stock issued and outstanding.

COMPLIANCE WITH 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on the Company's copies of such forms received, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during 1996, Officers, Directors and greater than ten percent beneficial owners complied with all applicable filing requirements.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

 DECEMBER 1995 RECAPITALIZATION

   Pursuant to a Series D Preferred Stock and Warrant Purchase Agreement (the "1995 Stock Purchase Agreement") dated as of December 21, 1995, the Company effected the recapitalization described below.

   The Company effected a one-for-five reverse stock split of its capital stock, and all outstanding shares of Series B and Series C Preferred Stock were converted into shares of Common Stock. Upon conversion of the Series B Preferred Stock, the Company issued 30,482 shares of Common Stock to each of Sutter Health and the Kapoor Trust, or a total of 60,964 shares. In addition, the Company issued 8,955 shares of Common Stock to each of Sutter Health and the Kapoor Trust, or a total of 17,910 shares, in exchange for the cancellation of all accumulated dividends on the Series B Preferred Stock. Upon conversion of the Series C Preferred Stock, the Company issued 89,604 shares. In addition, the Company issued 19,512 shares of Common Stock to Sutter Health and 3,169 shares of Common Stock to Keystone, or a total of 22,681 shares, in exchange for the cancellation of all accumulated dividends on the Series C Preferred Stock.

   As part of the recapitalization, IBM received a warrant to purchase 126,895 shares of Common Stock, at an exercise price of $0.01 per share, which expires on December 31, 2005, in exchange for the cancellation of the IBM Note in the principal amount of $3,000,000 and accrued interest thereon of $1,224,373. In addition, the expiration date of the warrant issued to IBM in connection with the formation of the Company was extended until December 31, 2000.

   Pursuant to the 1995 Stock Purchase Agreement, EJ Financial Investments V, L.P. ("EJ Financial") purchased 693,195 shares of Series D Preferred Stock for an aggregate purchase price of $666,667 ($0.96 per share), and IBM purchased a warrant to purchase 1,386,390 shares of Series D Preferred Stock, exercisable at any time prior to December 31, 2005, at an exercise price of $0.01 per share, for an aggregate purchase price of $1,333,333 ($0.96 per warrant). In addition, EJ Financial received an option to purchase an additional 346,597 shares of Series D Preferred Stock, on the same terms it purchased the Series D Preferred Stock and IBM received an option to purchase warrants to purchase an additional 693,194 shares of Series D Preferred being hereinafter referred to collectively as the "Standby Options"). On February 19, 1996, each of EJ Financial and IBM exercised its Standby Option, as required by the terms thereof, since the Company was unable to obtain alternative financing on substantially the same terms as the Standby Options prior to the expiration thereof.

   As part of the recapitalization of the Company, Sutter Health, Sutter Health Venture Partners and Keystone received warrants to purchase 390,888 shares, 11,899 shares and 43,300 shares, of Common Stock, respectively, at an exercise price of $0.74 per share, in consideration for their consent to the terms of the recapitalization, including the sale of the Series D Preferred Stock. Sutter Health, Sutter Health Venture Partners and Keystone agreed to amend these warrants to permit payment of the exercise price by surrender of a portion of the warrants in lieu of payment of the cash exercise price. Accordingly, on August 25, 1996, Sutter Health and Sutter Health Venture Partners received 449,374 shares and 13,680 shares of Common Stock, respectively (or 63,200 fewer shares and 1,924 fewer shares, respectively, than they would have received if the exercise price had been paid in cash) and on October 29, 1996, Keystone received 49,777 shares of Common Stock (or 7,002 fewer shares than it would have received if the exercise price had been paid in cash.)

   In connection with the recapitalization of the Company, the Company granted stockholders who did not purchase Series D Preferred Stock or warrants to purchase Series D Preferred Stock rights to purchase Series D Preferred Stock on the same terms and conditions as those shares purchased under the 1995 Stock Purchase Agreement, which rights expired unexercised on March 5, 1996.

 REGRANT OF LOWER-EXERCISE PRICE OPTIONS TO REPLACE PRIOR GRANTS

   In February 1996, the Compensation Committee of the Board of Directors authorized the grant of options to purchase an aggregate of 242,736 shares of Common Stock, at an exercise price of $0.07 per share, to certain officers, directors, and employees of the Company pursuant to the Company's 1995 Stock Option Plan, including options to purchase 67,587 shares granted to Dr. Wendy Shelton-Paul, Vice President of Medical Affairs of the Company, options to purchase 68,055 shares granted to Michael J. Tomczak, Vice President and Chief Financial Officer of the Company, options to purchase 20,980 shares granted to Peter Kazanzides, Director of Robotics and Software and options to purchase 21,248 shares granted to Brent D. Mittelstadt, Director of Biomedical Applications. These options were issued in replacement of options previously granted pursuant to the Company's 1991 Stock Option Plan, with exercise prices ranging from $3.33 to $7.84 per share, surrendered for cancellation. See the table captioned "Repricing of Options" above.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed Ernst & Young LLP, independent public accountants, to continue as the Company's auditors and to audit the books of account and other records of the Company for the fiscal year ending December 31, 1997. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended December 31, 1991. They have no financial interest, either direct or indirect, in the Company. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
            VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF INDEPENDENT
                      AUDITORS IN THE FOREGOING PROPOSAL 2

                                  OTHER MATTERS

   The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

                                   EXPENSES

   The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                            STOCKHOLDER PROPOSALS

   No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person
(a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders, will be submitted timely only if the proposal has been received at the Company's principal executive office no later than December 16, 1997. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

   Even if the foregoing requirements are satisfied, a person may submit only one proposal with a supporting statement of not more than 500 words, if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                            AVAILABLE INFORMATION

   Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Michael J. Tomczak, the Company's Secretary, Integrated Surgical Systems, Inc., 829 West Stadium Lane, Sacramento, California 95834 or on the Commission's Web Site at www.sec.gov.

                                            By Order of the Board of Directors


                                            Michael J. Tomczak, Secretary

Sacramento, California
April 15, 1997

                            APPENDIX I -- PROXY CARD



                        INTEGRATED SURGICAL SYSTEMS, INC.
                              829 West Stadium Lane
                          Sacramento, California 95834
PROXY

        The undersigned, a holder of Common Stock of Integrated Surgical Systems, Inc., a Delaware corporation (the "Company"), hereby appoints MICHAEL
J. TOMCZAK the proxy of the undersigned, with full power of substitution, to attend represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on May 14, 1997 and any adjournments thereof, as follows:

 1. The election of six Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

     [ ] FOR all nominees listed below
     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below. (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS OR HER NAME BELOW)

Ramesh C. Trivedi, James C. McGroddy, John N. Kapoor, Paul A.H. Pankow, Gerald D. Knudson and Patrick G. Hays

2. The ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 1997.

        [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. Upon such other matters as may properly come before the meeting or any adjournments thereof.

        The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereby, said proxies are authorized to vote in accordance with their best judgment.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTORS NAMED IN PROPOSAL 1 AND FOR THE ADOPTION OF PROPOSALS 2 AND 3, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

        The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated April 15, 1997 relating to the Annual Meeting.


                                             ----------------------------------
                                             Signature(s) of Stockholder(s)


        The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

Date: ____________________, 1997


                     THIS PROXY IS SOLICITED BY THE BOARD OF
                 DIRECTORS OF INTEGRATED SURGICAL SYSTEMS, INC.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE.